[GRAPHIC OMITTED][GRAPHIC OMITTED]

First Quarter News Release and Statistical Supplement (Unaudited)
April 19, 2005

                        Table of Contents

                                                                     Page

Earnings News Release                                                 1-6

Financial Supplement Introduction                                     SS-1

Financial Measures Used by Safeco                                     SS-2

Consolidated Results

         Key Metrics                                                  SS-6
         Consolidated Statements of Income                            SS-7
         Condensed Balance Sheets                                     SS-8
         Continuing Operations Income Summary                         SS-9


Property & Casualty Results

         Underwriting Profit (Loss) and Combined Ratios               SS-10
         Net Written Premiums                                         SS-11
         Net Earned Premiums                                          SS-12
         Safeco Personal Insurance (SPI)                              SS-13
         Safeco Business Insurance (SBI)                              SS-14
         Surety, Other and Total                                      SS-15
         Statutory Information                                        SS-16


Corporate Supplemental Information

         Investment Portfolio                                         SS-17
         Capitalization                                               SS-18

[Safeco Logo]



FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048


                   SAFECO REPORTS STRONG FIRST-QUARTER RESULTS
                Focus and Consistent Execution Drive Performance

SEATTLE--(April 19, 2005)--
Highlights

o    Strong underwriting profits in all major lines of business.

o    First-quarter net income of $212.0 million.

o    Revenues of $1.58 billion - a 5.5% increase over 2004 levels.

--------------------------------------------------------------------- -----------------------------------
Summary Financial Results after tax
(In millions except per-share data)                                        3 Months Ended March 31
--------------------------------------------------------------------- -----------------------------------
                                                                            2005              2004
--------------------------------------------------------------------- ----------------- -----------------
Net Income                                                            $ 212.0           $ 236.2
--------------------------------------------------------------------- ----------------- -----------------
 Per Diluted Share of Common Stock                                    $   1.65          $   1.69
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Income from Continuing Operations                                     $ 212.0           $ 185.6
--------------------------------------------------------------------- ----------------- -----------------
Net Realized Investment Gains from Continuing Operations              $  22.0          $   27.8
--------------------------------------------------------------------- ----------------- -----------------
*Operating Earnings - Continuing Operations                           $ 190.0           $ 157.8
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Income from Discontinued Operations                                   $    ---          $  50.6
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Average Shares Outstanding (Diluted)                                    128.2             140.0
---------------------------------------------------------------------------------------------------------
* Operating Earnings is Income from Continuing Operations, excluding Net Realized Investment Gains
(Losses).   Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.
---------------------------------------------------------------------------------------------------------

     Safeco  (NASDAQ:   SAFC)  today  reported  strong  first-quarter   results,
reflecting the company's clear property and casualty (P&C) focus, disciplined underwriting and consistent execution.

     The company produced net income for the first quarter of $212.0 million, or $1.65 per diluted share. This compares with net income of $236.2 million, or $1.69 per diluted share, for the same period last year. Last year's net income result included $50.6 million of income from Safeco's discontinued life and investments operations, which the company sold in August 2004.

     Operating earnings from continuing operations for the first quarter were $190.0 million, up from $157.8 million in the prior-year period.

     After-tax net realized investment gains from continuing operations for the quarter were $22.0 million, compared with $27.8 million in first-quarter 2004.

     "Our P&C focus  continues  to serve us well,  even in these more  difficult market conditions," said Mike McGavick, Safeco chairman and chief executive officer. "We're maintaining strong margins because of our underwriting discipline and commitment to profitable growth."

     The overall P&C combined ratio for the first quarter was 88.5 versus 89.9 in the same quarter last year. (Combined ratio represents the percentage of each premium dollar spent on claims and expenses - the lower the ratio, the better the performance.)

     Catastrophe losses for the first quarter were $24.8 million pretax, compared with $11.6 million in the first quarter last year.

     Safeco's annualized return on equity (ROE) for the quarter was 21.4 percent. Annualized operating ROE - measured using operating earnings and excluding from equity unrealized gains/losses on bonds - was 20.1 percent for the quarter.

     Total revenues in the first quarter were $1.58 billion. Operating revenues from continuing operations, which exclude net realized investment gains, were $1.55 billion, up 6.3 percent from the same quarter in 2004.

     P&C net earned premiums were $1.43 billion for the quarter, a 6.6 percent increase over first-quarter 2004 levels. P&C net written premiums increased to $1.46 billion for the quarter, up 5.9 percent compared with the same period last year.

     "While our growth rate has slowed due to increased competitive pressures, we are pleased with our ability to continue to add risks that meet our standards at a faster rate than the industry overall," said McGavick.

     P&C pretax net investment income for the quarter was $113.0 million, an increase of 1.2 percent compared with the same period a year ago.

     Safeco's results for the quarter reflect a $10.0 million tax benefit, stemming primarily from the favorable resolution of a state tax-related issue. The company also realized a $9.0 million tax benefit in the same quarter a year ago.

Safeco Personal Insurance

     Safeco Auto reported a first-quarter pretax underwriting profit of $30.1 million, compared with $23.1 million in the same period a year ago. Auto's combined ratio was 95.7 in the quarter, compared with 96.3 a year ago.

     Auto net written premiums rose 10.0 percent in the first quarter, compared with the same quarter last year. Policies in force (PIF) grew 7.4 percent over a year ago. New-business policies issued declined 10.8 percent compared with the same quarter in 2004. Retention of existing policyholders remained stable over first-quarter 2004 levels.

     "Auto is one of the lines where competition has grown, so our slowdown in new sales is no surprise," said McGavick. "At the same time, the quarter saw the launch of our latest- generation auto product, SNAP 2.0, which we believe will further advance our sophistication around risk selection."

     Safeco Property produced a first-quarter pretax underwriting profit of $56.0 million, compared with $61.4 million in the same period a year ago. Property's combined ratio was 75.4 in the quarter, compared with 73.1 a year ago. The first-quarter 2005 combined ratio included $19.6 million in catastrophe losses, $11.8 million of which were related to the 2004 hurricanes.

     Property net written premiums rose 0.3 percent in the quarter over the prior-year period. PIF declined 5.2 percent over a year ago, and was flat compared with year-end 2004. New-business policies issued increased 48.4 percent compared with the same quarter a year ago, and retention improved almost a full point.

     "We're very excited by our prospects in Property insurance. Having spent much of the past several years fixing the homeowners line, we are finally seeing our ability to grow new business as well as earn a profit. With our new-business growth and improving retention, we expect to turn PIF-positive in 2005," said McGavick. "Our Claims organization stands ready to handle the expected higher incidence of catastrophes we usually see in the second quarter - traditionally our weakest earnings quarter due to catastrophes and severe weather."

Safeco Business Insurance

     Safeco Business Insurance (SBI) reported a pretax underwriting profit of $57.1 million in the quarter, compared with $42.3 million for the same period in 2004.

     The combined ratio for the quarter was 86.4, an improvement over the 89.9 combined ratio posted a year ago.

     SBI Regular - Safeco's core line of commercial products for small- to medium-sized businesses - reported a pretax underwriting profit of $46.9 million in the quarter, compared with $23.8 million for the same period last year. The SBI Regular combined ratio in the first quarter was 85.1 compared with 92.1 in the same period last year, driven by favorable frequency trends and lower-than-expected catastrophes and weather.

     SBI Regular net written premiums increased 3.6 percent during the first quarter compared with the same period last year. PIF declined 0.3 percent compared with year-ago levels. New-business policies issued for the quarter decreased 9.0 percent compared with the same quarter last year, with retention of existing customers holding steady.

     "Our automated lines of business, especially commercial auto and BOP, continued to perform well - with strong margins, net written premium growth of 9 percent and PIF growth of 5 percent," said McGavick. "With our recent addition of 62 new classes of coverage on the automated BOP platform, we are optimistic we can continue to drive growth. Middle-market commercial, however, is more competitive. We are maintaining our underwriting discipline, and Safeco technology, service and claims will give us a competitive advantage across our commercial business."

Surety

     Safeco Surety reported a pretax underwriting profit of $14.8 million in the quarter, compared with $9.3 million for the same period in 2004. Surety's combined ratio was 75.1 for the quarter, compared with 79.6 a year ago. Net written premiums grew 22.6 percent over the same period last year.

Additional Financial Information Available

     Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure is included in Safeco's Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

     The Form 8-K will include this news release and Safeco's summary financial results, consolidated statements of income and condensed balance sheets in the company's first-quarter financial supplement.

     Safeco's press release, financial supplement and 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

     Safeco's senior management team will discuss the company's first-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

     Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

                                       ###





--------------------------------------------------------------------------------

                  FORWARD-LOOKING INFORMATION CONTAINED IN THIS
                 NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

     o Successful implementation of the new-business entry model for personal and commercial lines

     o Our ability to appropriately price and reserve for changes in the mix of our book of business

     o    Our ability to establish appropriate pricing

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o Our ability to price for or exclude the risk of loss from terrorism on our policies

>> Risks related to our Property & Casualty insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

>> The competitive pricing environment, initiatives by competitors and other changes in the competition

>> Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

>> Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as terrorist attacks or war

     o The occurrence of bankruptcies that result in losses on insurance products or investments

>> Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

>> Operational risks, such as:

     o Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

-------------------------------------------------------------------------------



                                 [LOGO OMITTED]
                              Financial Supplement

                               First Quarter, 2005


On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

In 2005, we modified our duration calculation for the Property & Casualty (P&C) portfolios to an effective duration calculation from an effective duration to worst calculation. We have restated prior period duration figures on page SS-17.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company's quarterly 10-Q and annual 10-K filings.


Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com


                               Safeco Corporation

                        Financial Measures Used by Safeco

(Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
         Safeco Personal Insurance (SPI)
              Auto
              Property
              Specialty
         Safeco Business Insurance (SBI)
              SBI Regular
              SBI Special Accounts Facility
         Surety
         P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                    2005         2004
-----------------------------------------------------------------------------------------------------------
Total Revenues                                                                    $ 1,580.5    $   1,498.3
Net Realized Investment Gains                                                         (33.5)        (42.8)
                                                                                ---------------------------
Operating Revenues - Continuing Operations                                        $ 1,547.0    $   1,455.5
-----------------------------------------------------------------------------------------------------------



Operating Earnings - Continuing Operations

Operating earnings from Continuing Operations is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income from Continuing Operations.
Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. In the third quarter of 2004 we also excluded the loss on debt repurchases. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                    2005         2004
-----------------------------------------------------------------------------------------------------------
Income from Continuing Operations                                                 $  212.0     $    185.6
Net Realized Investment Gains, Net of Taxes                                          (22.0)         (27.8)
                                                                                ---------------------------
Operating Earnings - Continuing Operations                                        $  190.0     $    157.8
-----------------------------------------------------------------------------------------------------------


Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average shareholders' equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.


                                                                                    Three Months Ended
                                                                                         March 31

                                                                                ---------------------------
(ANNUALIZED)                                                                        2005         2004
-----------------------------------------------------------------------------------------------------------

Net Income                                                                        $  212.0     $   236.2

Average Shareholders' Equity                                                       3,955.3       5,279.0
Return on Equity Based on Annualized Net Income                                       21.4%         17.9%

Income from Discontinued Operations, Net of Taxes                                 $      -     $    50.6
Net Realized Investment Gains from Discontinued Operations, Net of Taxes                 -         (10.5)
                                                                                ---------------------------
Operating Earnings - Discontinued Operations                                             -          40.1
Operating Earnings - Continuing Operations                                           190.0         157.8
                                                                                ---------------------------
Consolidated Operating Earnings                                                   $  190.0     $   197.9
                                                                                ---------------------------

Average Shareholders' Equity                                                      $3,955.3     $ 5,279.0
Unrealized Fixed Maturities Investment Gains, Net of Taxes                          (172.5)     (1,393.4)
                                                                                ---------------------------
Adjusted Average Shareholders' Equity                                             $3,782.8     $ 3,885.6

Consolidated Operating Return on Equity Based on Annualized
   Operating Earnings                                                                 20.1%         20.4%
-----------------------------------------------------------------------------------------------------------







Property & Casualty Net Written Premiums

Net written premium is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                                                    Three Months Ended
                                                                                         March 31

                                                                                ---------------------------
                                                                                    2005         2004
-----------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premiums                                     $ 1,428.4    $   1,340.5
Change in Unearned Premiums                                                            28.7           35.2
                                                                                ---------------------------
Total Property & Casualty Net Written Premiums                                    $ 1,457.1    $   1,375.7
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss) and Combined Ratios

Underwriting profit (loss) represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. We view underwriting profit
(loss) as a critical measure to assess the underwriting effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income.
Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.


                                                                                    Three Months Ended
                                                                                         March 31

                                                                                ---------------------------
                                                                                    2005         2004
-----------------------------------------------------------------------------------------------------------

Income from Continuing Operations before Income Taxes                             $   297.6    $    259.5
Net Realized Investment Gains                                                         (33.5)        (42.8)
Corporate Results before Income Taxes                                                  13.0          29.1
Property & Casualty Net Investment Income                                            (113.0)       (111.7)
Restructuring Charges                                                                   0.2           1.3
                                                                                ---------------------------
Total Underwriting Profit                                                         $   164.3    $    135.4
-----------------------------------------------------------------------------------------------------------

Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful


                                                             Safeco Corporation
                                                                 Key Metrics
                                                      (In Millions Except Per Share Data)



                                       1ST        4TH         3RD         2ND         1ST
                                       QTR        QTR         QTR         QTR         QTR         YTD         YTD
                                      2005       2004        2004        2004        2004        2005        2004       Change
                                    ---------- ----------  ----------  ----------  ----------  ----------  ----------  ---------

Net Income (Loss)                     $ 212.0    $ 179.8    $ (101.1)    $ 247.5     $ 236.2     $ 212.0     $ 236.2       -10%

Net Income (Loss) Per Share               1.65       1.41       (0.76)       1.77        1.69        1.65        1.69        -2%

Net Income (Loss) Return on Equity
annualized                               21.4%      18.8%       -9.2%       18.7%       17.9%       21.4%       17.9%        3.5

Net Realized Investment Gains,
after tax                              $ 22.0     $ 10.6      $ 32.8      $ 55.2      $ 27.8      $ 22.0      $ 27.8       -21%

Operating Earnings from
Continuing Operations, after tax        190.0      169.2        51.8       193.7       157.8       190.0       157.8        20%

Operating Earnings from
Continuing Operations Per Share           1.48       1.32        0.39        1.38        1.13        1.48        1.13        31%

Consolidated Operating Return on Equity
(Pre-FAS 115) annualized                 20.1%      18.8%        7.5%       21.9%       20.4%       20.1%       20.4%       -0.3

Consolidated Operating Return on Equity
annualized                               19.2%      17.7%        6.6%       16.9%       15.0%       19.2%       15.0%        4.2

Operating Revenues from
Continuing Operations                $1,547.0  $ 1,551.8   $ 1,516.4   $ 1,470.9   $ 1,455.5   $ 1,547.0   $ 1,455.5         6%
  % Chg Prior Year Same Qtr               6.3%      10.6%       10.9%       11.1%       13.2%

Property & Casualty
  Combined Ratio                         88.5%      88.8%      101.6%       85.4%       89.9%       88.5%       89.9%       -1.4


  Impact of Catastrophes                  1.7%       2.8%       13.9%        2.1%        0.9%        1.7%        0.9%        0.8


  Net Written Premiums               $1,457.1  $ 1,378.4   $ 1,467.7   $ 1,454.0   $ 1,375.7   $ 1,457.1   $ 1,375.7         6%
   % Chg Prior Year Same Qtr              5.9%       7.9%       11.6%       10.4%       14.1%


  Net Earned Premiums                $1,428.4  $ 1,436.5   $ 1,400.7   $ 1,351.4   $ 1,340.5   $ 1,428.4   $ 1,340.5         7%
   % Chg Prior Year Same Qtr              6.6%      11.7%       12.0%       12.4%       15.3%


Book Value Per Share                   $ 31.33    $ 30.88     $ 29.38     $ 36.36     $ 39.77     $ 31.33     $ 39.77       -21%
   % Chg Prior Year Same Qtr            -21.2%     -14.8%      -17.5%       -2.3%       20.5%


Book Value Per Share (Pre-FAS 115)     $ 30.34    $ 29.16     $ 27.48     $ 30.20     $ 28.65     $ 30.34     $ 28.65         6%
   % Chg Prior Year Same Qtr              5.9%       7.2%        8.4%       17.4%       16.2%

                                                             Safeco Corporation
                                                       Consolidated Statements of Income
                                                      (In Millions Except Per Share Data)

                                                                                   Three Months Ended
                                                                                        March 31
                                                                            ----------------------------------
                                                                                 2005              2004
                                                                            ---------------   ----------------
                                                                                       (Unaudited)
REVENUES
Earned Premiums                                                                  $ 1,428.4          $ 1,340.5
Net Investment Income                                                                118.6              115.0
Net Realized Investment Gains                                                         33.5               42.8
                                                                            ---------------   ----------------
Total                                                                              1,580.5            1,498.3
                                                                            ---------------   ----------------

EXPENSES
Losses and Loss Adjustment Expenses                                                  866.6              826.0
Amortization of Deferred Policy Acquisition Costs                                    243.5              226.9
Other Underwriting and Operating Expenses                                            151.2              154.1
Interest Expense                                                                      21.4               30.5
Restructuring Charges                                                                  0.2                1.3
                                                                            ---------------   ----------------
Total                                                                              1,282.9            1,238.8
                                                                            ---------------   ----------------
Income from Continuing Operations before Income Taxes                                297.6              259.5

Provision for Income Taxes on:
Income from Continuing Operations before Net Realized
    Investment Gains                                                                  74.1               58.9
Net Realized Investment Gains                                                         11.5               15.0
                                                                            ---------------   ----------------
Total Provision for Income Taxes                                                      85.6               73.9
                                                                            ---------------   ----------------

Income from Continuing Operations                                                    212.0              185.6
Results from Discontinued Operations, Net of Taxes                                       -               50.6
                                                                            ---------------   ----------------
Net Income                                                                         $ 212.0            $ 236.2
                                                                            ===============   ================


INCOME PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations                                                   $ 1.65             $ 1.33
Results from Discontinued Operations, Net of Taxes                                       -               0.36
                                                                            --------------   ----------------
Net Income                                                                          $ 1.65             $ 1.69
                                                                           ===============   ================

INCOME PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations                                                   $ 1.67             $ 1.34
Results from Discontinued Operations, Net of Taxes                                       -               0.36
                                                                            ---------------   ----------------
Net Income                                                                          $ 1.67             $ 1.70
                                                                            ===============   ================

Dividends Declared                                                                 $ 0.220            $ 0.185

Average Number of  Shares Outstanding During the Period:
    Diluted                                                                          128.2              140.0
    Basic                                                                            127.1              138.9

                                                             Safeco Corporation
                                                          Condensed Balance Sheets
                                                               (In Millions)

                                                                               March 31         December 31
                                                                                 2005              2004
                                                                            ---------------   ----------------
                                                                              (Unaudited)
ASSETS
Total Investments *                                                             $ 10,300.5         $ 10,404.2
Cash and Cash Equivalents                                                            354.8              251.9
Reinsurance Recoverables                                                             353.6              355.4
Deferred Policy Acquisition Costs                                                    377.2              382.2
Other Assets                                                                       3,100.7            3,192.4
                                                                            ---------------   ----------------
         Total Assets                                                           $ 14,486.8         $ 14,586.1
                                                                            ===============   ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and Loss Adjustment Expense Reserves                                        $ 5,222.2          $ 5,209.3
Debt **                                                                            1,332.9            1,332.9
Unearned Premiums and Other Liabilities                                            3,942.1            4,123.0
                                                                            ---------------   ----------------
         Total Liabilities                                                        10,497.2           10,665.2
                                                                            ---------------   ----------------


Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Stock Awards: 8.6; 9.1
   Shares Issued and Outstanding: 127.4; 127.0                                       655.1              641.8
Retained Earnings                                                                  2,947.8            2,763.8
Accumulated Other Comprehensive Income                                               386.7              515.3
                                                                            ---------------   ----------------
         Total Shareholders' Equity                                                3,989.6            3,920.9
                                                                            ---------------   ----------------
         Total Liabilities & Shareholders' Equity                               $ 14,486.8         $ 14,586.1
                                                                            ===============   ================

*  See Investment Portfolio (SS-17) for more detail.
** See Capitalization (SS-18) for more detail.


                                                             Safeco Corporation
                                                   Continuing Operations Income Summary
                                                               (In Millions)


                                                                                    Three Months Ended
                                                                                         March 31
                                                                             ----------------------------------
                                                                                  2005              2004
                                                                             ----------------  ----------------
                                                                                        (Unaudited)

Income from Continuing Operations Before Income Taxes
-----------------------------------------------------
Property & Casualty
    Underwriting Profit                                                              $ 164.3           $ 135.4
    Net Investment Income                                                              113.0             111.7
    Restructuring Charges                                                               (0.2)             (1.3)
                                                                             ----------------  ----------------
      Total Property & Casualty                                                        277.1             245.8
Corporate                                                                              (13.0)            (29.1)
                                                                             ----------------  ----------------
      Total                                                                            264.1             216.7
Net Realized Investment Gains                                                           33.5              42.8
                                                                             ----------------  ----------------

      Income Taxes                                                                   $ 297.6           $ 259.5
                                                                             ===============   ================


Total Provision for Income Taxes                                                      $ 85.6            $ 73.9
--------------------------------                                             ===============   ================


After-Tax Income from Continuing Operations
-------------------------------------------
Property & Casualty
    Underwriting Profit                                                              $ 114.5            $ 92.5
    Net Investment Income                                                               83.3              81.5
    Restructuring Charges                                                               (0.1)             (0.8)
                                                                             ----------------  ----------------
      Total Property & Casualty                                                        197.7             173.2
Corporate                                                                               (7.7)            (15.4)
                                                                             ----------------  ----------------
      Total                                                                            190.0             157.8
Net Realized Investment Gains                                                           22.0              27.8
                                                                             ----------------  ----------------
    Total Income from Continuing Operations                                          $ 212.0           $ 185.6
                                                                             ===============   ================

                                                     Safeco Property & Casualty
                                            Underwriting Profit (Loss) and Combined Ratios
                                                           (In Millions)




                                  1ST         4TH         3RD         2ND         1ST
                                  QTR         QTR         QTR         QTR         QTR         YTD         YTD
Net U/W Profit (Loss)            2005        2004         2004        2004        2004       2005        2004
---------------------          ----------  ----------  ----------- -----------  ---------  ----------  ----------

Safeco Personal Insurance
     Auto                         $ 30.1      $ 41.1       $ 51.0      $ 61.0     $ 23.1      $ 30.1      $ 23.1
     Property                       56.0        54.3         14.2        79.3       61.4        56.0        61.4
     Specialty                       8.7         3.1         (4.3)        6.7        6.4         8.7         6.4
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
         Total SPI                  94.8        98.5         60.9       147.0       90.9        94.8        90.9
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------

Safeco Business Insurance
     SBI Regular                    46.9        51.2        (59.7)       31.9       23.8        46.9        23.8
     SBI Special Accounts Facility  10.2        11.4        (21.1)       17.5       18.5        10.2        18.5
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
         Total SBI                  57.1        62.6        (80.8)       49.4       42.3        57.1        42.3
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
  Surety                            14.8        11.6         10.0        11.5        9.3        14.8         9.3
  P&C Other*                        (2.4)      (11.0)       (12.6)      (10.2)      (7.1)       (2.4)       (7.1)
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
  Total Property & Casualty       $164.3     $ 161.7      $ (22.5)    $ 197.7    $ 135.4     $ 164.3     $ 135.4
                               ==========  ==========  ==========  ==========  ==========  ==========  ==========


Net Combined Ratios (GAAP)
--------------------------

Safeco Personal Insurance
     Auto                          95.7%       94.1%        92.4%       90.5%      96.3%       95.7%       96.3%
     Property                       75.4        76.7         93.9        65.1       73.1        75.4        73.1
     Specialty                      62.5        86.9        118.3        69.4       70.0        62.5        70.0
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
          Total SPI                 90.0        89.6         93.4        83.5       89.5        90.0        89.5
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------

Safeco Business Insurance
     SBI Regular                    85.1        83.8        119.5        89.4       92.1        85.1        92.1
     SBI Special Accounts Facility  90.3        89.4        119.1        83.8       84.2        90.3        84.2
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
          Total SBI                 86.4        85.2        119.4        87.9       89.9        86.4        89.9
                               ----------  ----------  ----------- -----------  ---------  ----------  ----------

Surety                              75.1        79.5         81.3        75.7       79.6        75.1        79.6
P&C Other*                            NM          NM           NM          NM         NM          NM          NM

                               ----------  ----------  ----------- -----------  ---------  ----------  ----------
  Total Property & Casualty        88.5%       88.8%       101.6%       85.4%      89.9%       88.5%       89.9%
                               ==========  ==========  ==========  ==========  ==========  ==========  ==========

* P&C Other includes results for large commercial business accounts, commercial specialty programs and London operations we placed in runoff and other product lines that we have exited.


                                                     Safeco Property & Casualty
                                                        Net Written Premiums
                                                           (In Millions)


                                            1ST          4TH          3RD          2ND         1ST
                                            QTR          QTR          QTR          QTR         QTR          YTD          YTD
                                           2005          2004         2004         2004        2004        2005          2004
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
Net Written Premiums
--------------------

Safeco Personal Insurance
  Auto                                      $ 735.6      $ 677.4      $ 707.9      $ 655.4    $ 668.9       $ 735.6      $ 668.9
  Property                                    207.3        210.6        248.1        252.8      206.6         207.3        206.6
  Specialty                                    23.9         19.2         24.9         28.2       20.8          23.9         20.8
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
    Total SPI                                 966.8        907.2        980.9        936.4      896.3         966.8        896.3
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
Safeco Business Insurance
  SBI Regular                                 324.1        304.4        307.8        333.4      312.9         324.1        312.9
  SBI Special Accounts Facility               105.5        106.6        115.4        107.6      117.8         105.5        117.8
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
    Total SBI                                 429.6        411.0        423.2        441.0      430.7         429.6        430.7
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------

Surety                                         59.7         58.3         64.1         60.3       48.7          59.7         48.7
P&C Other                                       1.0          1.9         (0.5)        16.3          -           1.0            -

                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
  Total Property & Casualty               $ 1,457.1     $1,378.4     $1,467.7     $1,454.0   $1,375.7     $ 1,457.1    $ 1,375.7
                                        ============  ===========  ===========  ===========  =========  ============  ===========


Net Written Premiums (Percent Change)            Percent Change Over Prior Year Same Quarter                 Percent Change YTD
------------------------------------             -------------------------------------------               ---------------------

Safeco Personal Insurance
  Auto                                         10.0%        11.7%        16.0%        16.2%      19.6%         10.0%        19.6%
  Property                                      0.3         -1.9          0.6         -1.1       -0.7           0.3         -0.7
  Specialty                                    14.9          7.3          9.2          9.3        8.9          14.9          8.9
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
    Total SPI                                   7.9          8.2         11.5         10.8       13.9           7.9         13.9
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------

Safeco Business Insurance
  SBI Regular                                   3.6          7.6          9.3          8.1       10.2           3.6         10.2
  SBI Special Accounts Facility               -10.4         -3.4         11.3         13.6       21.3         -10.4         21.3
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
    Total SBI                                  -0.3          4.5          9.9          9.4       13.0          -0.3         13.0
                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------

Surety                                         22.6         24.6         28.5         28.6       38.4          22.6         38.4
P&C Other                                        NM           NM           NM           NM         NM            NM           NM

                                        ------------  -----------  -----------  -----------  ---------  ------------  -----------
  Total Property & Casualty                    5.9%         7.9%        11.6%        10.4%      14.1%          5.9%        14.1%
                                        ============  ===========  ===========  ===========  =========  ============  ===========


                                                     Safeco Property & Casualty
                                                         Net Earned Premiums
                                                            (In Millions)


                                              1ST         4TH         3RD        2ND         1ST
                                              QTR         QTR         QTR        QTR         QTR         YTD           YTD
                                             2005        2004        2004       2004        2004         2005         2004
                                          ----------  ----------  ---------- ----------  ----------  -----------  --------------
Net Earned Premiums
------------------

Safeco Personal Insurance
  Auto                                       $ 693.7     $ 694.6     $ 670.4    $ 643.5     $ 620.1      $ 693.7       $ 620.1
  Property                                     227.8       232.8       232.1      227.5       228.2        227.8         228.2
  Specialty                                     23.1        23.5        23.4       22.1        21.2         23.1          21.2
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
    Total SPI                                  944.6       950.9       925.9      893.1       869.5        944.6         869.5
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------

Safeco Business Insurance
  SBI Regular                                  313.8       315.8       307.0      299.5       302.4        313.8         302.4
  SBI Special Accounts Facility                105.9       108.1       110.5      108.0       116.7        105.9         116.7
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
    Total SBI                                  419.7       423.9       417.5      407.5       419.1        419.7         419.1
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------

Surety                                          59.4        56.3        53.7       47.6        45.4         59.4          45.4
P&C Other                                        4.7         5.4         3.6        3.2         6.5          4.7           6.5

                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
  Total Property & Casualty              $   1,428.4    $1,436.5    $1,400.7   $1,351.4    $1,340.5    $ 1,428.4     $ 1,340.5
                                         ============  ==========  ========== ==========  ==========  ===========  ============


Net Earned Premiums (Percent Change)           Percent Change Over Prior Year Same Quarter             Percent Change YTD
-------------------------------------         ---------------------------------------------           ---------------------

Safeco Personal Insurance
  Auto                                          11.9%       15.9%       16.8%      17.8%       18.8%        11.9%         18.8%
  Property                                      -0.2           -         1.0       -1.3         0.3         -0.2           0.3
  Specialty                                      9.0         9.3         9.3        8.3         7.6          9.0           7.6
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
    Total SPI                                    8.6        11.4        12.2       12.0        13.0          8.6          13.0
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------

Safeco Business Insurance
  SBI Regular                                    3.8        11.2        11.5       10.1        13.7          3.8          13.7
  SBI Special Accounts Facility                 -9.3         5.9         9.8       15.9        32.8         -9.3          32.8
                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
    Total SBI                                    0.1         9.8        11.0       11.6        18.4          0.1          18.4
                                         ============  ==========  ========== ==========  ==========  ===========  ============

Surety                                          30.8        30.9        34.3       23.6        41.4         30.8          41.4
P&C Other                                         NM          NM          NM         NM          NM           NM            NM

                                           ----------  ----------  ---------- ----------  ----------  -----------  ------------
  Total Property & Casualty                     6.6%       11.7%       12.0%      12.4%       15.3%         6.6%         15.3%
                                           ==========  ==========  ========== ==========  ==========  ===========  ============

                                                     Safeco Property & Casualty
                                                   Safeco Personal Insurance (SPI)
                                                    (In Millions Except Ratios)

                                  1ST         4TH         3RD        2ND         1ST
                                  QTR         QTR         QTR        QTR         QTR         YTD         YTD
                                 2005        2004        2004        2004       2004        2005        2004
                              ------------ ----------  ----------  ---------  ----------  ----------  ----------
AUTO
----

Underwriting Profit                $ 30.1     $ 41.1      $ 51.0     $ 61.0      $ 23.1      $ 30.1      $ 23.1

Loss and LAE Ratio                   72.8%      73.4%       69.1%      68.0%       73.4%       72.8%       73.4%
Expense Ratio                        22.9       20.7        23.3       22.5        22.9        22.9        22.9
                              ------------ ----------  ----------  ---------  ----------  ----------  ----------
Combined Ratio                       95.7%      94.1%       92.4%      90.5%       96.3%       95.7%       96.3%
                              ============ ==========  ==========  =========  ==========  ==========  ==========

Impact of Catastrophes               0.3%       0.2%        1.2%       1.4%        0.1%        0.3%        0.1%

Policies In Force (000's)         1,830.5    1,806.3     1,780.5    1,735.7     1,705.0
% Chg Prior Year Same Qtr             7.4%       8.8%        9.7%      10.0%       10.0%

Loss Trends (12 mos. Rolling)
Frequency                            -3.6%      -2.4%       -3.8%      -2.4%       -0.4%
Severity                              7.4        6.7%        5.3%       4.8%        3.6
Total Loss Costs                      3.5%       4.2%        1.3%       2.3%        3.2%

Retention                            80.3%      80.4%       80.1%      79.8%       79.8%

New Business Policies (000's)       128.3      131.3       148.6      131.0       143.9
% Chg Prior Year Same Qtr           -10.8%      -5.9%        2.9%      13.5%       33.9%

Net Written Premiums              $ 735.6    $ 677.4     $ 707.9    $ 655.4     $ 668.9
% Chg Prior Year Same Qtr            10.0%      11.7%       16.0%      16.2%       19.6%

Net Earned Premiums               $ 693.7    $ 694.6     $ 670.4    $ 643.5     $ 620.1
% Chg Prior Year Same Qtr            11.9%      15.9%       16.8%      17.8%       18.8%

PROPERTY
--------

Underwriting Profit                $ 56.0     $ 54.3      $ 14.2     $ 79.3      $ 61.4      $ 56.0      $ 61.4

Loss and LAE Ratio                   49.0%      45.8%       67.5%      38.1%       45.4%       49.0%       45.4%
Expense Ratio                        26.4       30.9        26.4       27.0        27.7        26.4        27.7
                              ------------ ----------  ----------  ---------  ----------  ----------  ----------
Combined Ratio                       75.4%      76.7%       93.9%      65.1%       73.1%       75.4%       73.1%
                              ============ ==========  ==========  =========  ==========  ==========  ==========

Impact of Catastrophes               8.6%       5.6%       30.7%       6.8%        3.2%        8.6%        3.2%
Impact of Non-Cat Weather            5.1%       4.0%        5.2%       5.4%        4.9%        5.1%        4.9%

Policies In Force (000's)        1,349.4    1,351.8     1,368.7    1,393.1     1,423.2
% Chg Prior Year Same Qtr           -5.2%      -6.7%       -7.7%      -8.4%       -8.7%

Retention                           84.1%      83.7%       83.2%      83.1%       83.2%

New Business Policies (000's)       45.1       38.2        42.2       36.3        30.4
% Chg Prior Year Same Qtr           48.4%      17.2%       14.1%       6.5%        7.4%

Net Written Premiums             $ 207.3    $ 210.6     $ 248.1    $ 252.8     $ 206.6
% Chg Prior Year Same Qtr            0.3%      -1.9%        0.6%      -1.1%       -0.7%

Net Earned Premiums              $ 227.8    $ 232.8     $ 232.1    $ 227.5     $ 228.2
% Chg Prior Year Same Qtr           -0.2%       0.0%        1.0%      -1.3%        0.3%

SPECIALTY
---------

Underwriting Profit (Loss)          $ 8.7      $ 3.1      $ (4.3)     $ 6.7       $ 6.4       $ 8.7       $ 6.4

Loss and LAE Ratio                   35.5%      61.8%       93.3%      44.0%       45.0%       35.5%       45.0%
Expense Ratio                        27.0       25.1        25.0       25.4        25.0        27.0        25.0
                              ------------ ----------  ----------  ---------  ----------  ----------  ----------
Combined Ratio                      62.5%      86.9%      118.3%      69.4%       70.0%       62.5%       70.0%
                              ============ ==========  ==========  =========  ==========  ==========  ==========

Impact of Catastrophes               1.4%       5.9%       26.9%       0.0%        0.0%        1.4%        0.0%

                                                     Safeco Property & Casualty
                                                   Safeco Business Insurance (SBI)
                                                     (In Millions Except Ratios)


                                      1ST        4TH        3RD         2ND        1ST
                                      QTR        QTR        QTR         QTR        QTR         YTD         YTD
                                     2005       2004        2004       2004        2004       2005         2004
                                   ---------- ----------  ---------  ----------  ---------  ----------  -----------
SAFECO BUSINESS INSURANCE
-------------------------

Underwriting Profit (Loss)            $ 57.1     $ 62.6    $ (80.8)     $ 49.4     $ 42.3      $ 57.1       $ 42.3

Loss and LAE Ratio                      52.2%      49.2%      84.8%       53.2%      55.8%       52.2%        55.8%
Expense Ratio                           34.2       36.0       34.6        34.7       34.1        34.2         34.1
                                   ---------- ----------  ---------  ----------  ---------  ----------  -----------
Combined Ratio (CR)                     86.4%      85.2%     119.4%       87.9%      89.9%       86.4%        89.9%
                                   ========== ==========  =========  ==========  =========  ==========  ===========

Impact of Catastrophes                   0.7%       5.8%      26.1%        1.1%       0.9%        0.7%         0.9%

SBI REGULAR
-----------

Underwriting Profit (Loss)            $ 46.9     $ 51.2    $ (59.7)     $ 31.9     $ 23.8      $ 46.9       $ 23.8

Loss and LAE Ratio                      52.1%      49.6%      86.6%       55.6%      58.7%       52.1%        58.7%
Expense Ratio                           33.0       34.2       32.9        33.8       33.4        33.0         33.4
                                   ---------- ----------  ---------  ----------  ---------  ----------  -----------
Combined Ratio (CR)                     85.1%      83.8%     119.5%       89.4%      92.1%       85.1%        92.1%
                                   ========== ==========  =========  ==========  =========  ==========  ===========

Impact of Catastrophes                   0.7%       8.9%      26.0%        1.2%       0.8%        0.7%         0.8%

Policies In Force (000's)              507.2      511.0      511.2       511.5      508.6
% Chg Prior Year Same Qtr               -0.3%       0.2%       0.3%        0.1%      -1.7%

Retention                               80.1%      79.8%      79.8%       79.7%      80.2%

New Business Policies (000's)           26.3       25.6       28.0        30.8       28.9
% Chg Prior Year Same Qtr               -9.0%      -8.2%      -7.6%       -1.0%      14.7%


Net Written Premiums                 $ 324.1     $304.4     $307.8      $333.4     $312.9
% Chg Prior Year Same Qtr                3.6%       7.6%       9.3%        8.1%      10.2%

Net Earned Premiums                  $ 313.8     $315.8     $307.0      $299.5     $302.4
% Chg Prior Year Same Qtr                3.8%      11.2%      11.5%       10.1%      13.7%


SBI SPECIAL ACCOUNTS FACILITY
-----------------------------

Underwriting Profit (Loss)            $ 10.2     $ 11.4    $ (21.1)     $ 17.5     $ 18.5      $ 10.2       $ 18.5

Combined Ratio                          90.3%      89.4%     119.1%       83.8%      84.2%       90.3%        84.2%

Impact of Catastrophes                   0.7%      -3.1%      26.3%        0.9%       1.1%        0.7%         1.1%

                                                     Safeco Property & Casualty
                                                      Surety, Other and Total
                                                    (In Millions Except Ratios)


                                      1ST        4TH         3RD         2ND         1ST
                                      QTR        QTR         QTR         QTR         QTR         YTD         YTD
                                     2005       2004        2004        2004        2004        2005        2004
                                   ---------- ----------  ----------  ----------  ----------  ----------  ----------
SURETY
------

Underwriting Profit                   $ 14.8     $ 11.6      $ 10.0      $ 11.5       $ 9.3      $ 14.8       $ 9.3

Combined Ratio                          75.1%      79.5%       81.3%       75.7%       79.6%       75.1%       79.6%


P&C OTHER *
-----------

Underwriting Loss                     $ (2.4)   $ (11.0)    $ (12.6)    $ (10.2)     $ (7.1)     $ (2.4)     $ (7.1)


TOTAL PROPERTY & CASUALTY
-------------------------

Underwriting Profit (Loss)           $ 164.3    $ 161.7     $ (22.5)    $ 197.7     $ 135.4     $ 164.3     $ 135.4

Loss and LAE Ratio                      60.7%      60.1%       73.5%       57.5%       61.6%       60.7%       61.6%
Expense Ratio                           27.8       28.7        28.1        27.9        28.3        27.8        28.3
                                   ---------- ----------  ----------  ----------  ----------  ----------  ----------
Combined Ratio (CR)                     88.5%      88.8%      101.6%       85.4%       89.9%       88.5%       89.9%
                                   ========== ==========  ==========  ==========  ==========  ========== ===========

Impact of Catastrophes                   1.7        2.8        13.9         2.1         0.9         1.7         0.9
                                   ---------- ----------  ----------  ----------  ----------  ----------  ----------

CR excluding Catastrophes               86.8%      86.0%       87.7%       83.3%       89.0%       86.8%       89.0%
                                    ========== ==========  =========  ==========  =========  ==========  ===========


                                      1ST        4TH         3RD         2ND         1ST
                                      QTR        QTR         QTR         QTR         QTR         YTD         YTD
                                     2005       2004        2004        2004        2004        2005        2004
                                   ---------- ----------  ----------  ----------  ----------  ----------  ----------
Catastrophes
------------

     SPI - Auto                        $ 2.0      $ 1.2       $ 8.2       $ 9.0       $ 0.5       $ 2.0       $ 0.5
     SPI - Property                     19.6       13.0        71.3        15.5         7.4        19.6         7.4
     SPI - Specialty                     0.3        1.3         6.3           -           -         0.3           -
     Safeco Business Insurance           2.9       24.7       109.0         4.5         3.7         2.9         3.7
                                   ---------- ----------  ----------  ----------  ----------  ----------  ----------
Total                                 $ 24.8     $ 40.2     $ 194.8      $ 29.0      $ 11.6      $ 24.8      $ 11.6
                                   ========== ==========  ==========  ==========  ==========  ==========  ==========

* P&C Other includes results for large commercial business accounts, commercial specialty programs and London operations we placed in runoff and other product lines that we have exited.


                                                     Safeco Property & Casualty
                                                        Statutory Information
                                                     (In Millions Except Ratios)


                                                                                              Three Months Ended
Loss and Loss Adjustment Expense (LAE) Reserves                                                    March 31
-----------------------------------------------                                          ------------------------------
                                                                                             2005            2004
                                                                                         --------------  --------------
Loss and LAE Reserves, Beginning of Period                                                   $ 4,819.2       $ 4,649.2
Net Losses and LAE Incurred                                                                      866.5           826.0
Net Losses and LAE Paid                                                                         (854.8)         (789.1)
                                                                                         --------------  --------------
Loss and LAE Reserves, End of Period                                                         $ 4,830.9       $ 4,686.1
                                                                                         ==============  ==============


                                              1ST             4TH             3RD             2ND             1ST
                                              QTR             QTR             QTR             QTR             QTR
                                             2005            2004            2004            2004            2004
                                         --------------  --------------  --------------  --------------  --------------

P&C Balance Sheet
-----------------


Total Capital and Surplus                    $ 3,630.0  *    $ 3,430.9       $ 3,178.3       $ 3,245.1       $ 3,028.2

Ratio of Net Written Premiums (Annualized)
   to Total Capital and Surplus                   1.61  *         1.67            1.80            1.74            1.82

* Estimated



                                                             Safeco Corporation
                                                            Investment Portfolio
                                                               (In Millions)

Investment Portfolio (Market Value)           3/31/2005          %                       12/31/2004         %
                                             ------------   ------------                 ------------  -------------
Fixed Maturities - Taxable                     $ 6,957.4           67.5 %                  $ 7,084.8           68.1 %
Fixed Maturities - Nontaxable                    2,223.8           21.6                      2,209.5           21.2
Equity Securities                                1,111.0           10.8                      1,101.4           10.6
                                             ------------   ------------                 ------------  -------------
Total Fixed Maturities & Equity Securities      10,292.2           99.9                     10,395.7           99.9
Other Invested Assets                                8.3            0.1                          8.5            0.1
                                             ------------   ------------                 ------------  -------------
Total Investment Portfolio                    $ 10,300.5          100.0 %                 $ 10,404.2          100.0 %
                                             ============   ============                 ============  =============

Rating (Market Value) - Fixed Maturities      3/31/2005                                   12/31/2004
                                             ------------                                ------------
AAA                                                 43.7 %                                      43.0 %
AA                                                  11.0                                        11.0
A                                                   28.9                                        29.4
BBB                                                 13.9                                        13.8
                                             ------------                                ------------
Total Investment Grade                              97.5                                        97.2
                                             ------------                                ------------
BB or lower                                          1.6                                         1.8
Not Rated                                            0.9                                         1.0
                                             ------------                                ------------
Total Below Investment Grade                         2.5                                         2.8
                                             ------------                                ------------
   Total                                           100.0 %                                     100.0 %
                                             ============                                ============
Average Rating                                        A+                                          A+
                                             ============                                ============

                                              3/31/2005      12/31/2004      9/30/2004      6/30/2004     3/31/2004
                                             ----------     -----------     ----------     ----------    -----------
P&C Pretax Investment Income                     $ 113.0        $ 106.5        $ 111.0       $ 115.8        $ 111.7
Tax Rate on P&C Investment Income                   26.28%         28.10%         28.59%        25.39%         26.95%
Pretax Investment Income                         $ 118.6        $ 115.0        $ 115.5       $ 119.1        $ 115.0
Tax Rate on Investment Income                       26.64%         28.52%         28.78%        25.60%         27.12%

Fixed Maturities at Cost                       $ 8,986.8      $ 8,958.0      $ 8,824.7     $ 8,344.4      $ 7,797.0
Fixed Maturities at Market                       9,181.2        9,294.3        9,188.2       8,561.2        8,311.7
Equity Securities at Cost                          705.9          640.3          580.7         538.0          653.9
Equity Securities at Market                      1,111.0        1,101.4          972.5         964.6        1,134.8

  Total Cost                                   $ 9,701.0      $ 9,606.8      $ 9,413.8     $ 8,892.8      $ 8,477.0
  Total Market                                $ 10,300.5     $ 10,404.2     $ 10,169.1     $ 9,536.1      $ 9,472.6
     % Fixed Maturities - Taxable (at market)       67.5%          68.1%          69.2%         68.1%          65.1%
     % Fixed Maturities - Nontaxable (at market)    21.6%          21.2%          21.2%         21.7%          22.6%
     % Equity Securities (at market)                10.8%          10.6%           9.5%         10.1%          12.0%
     % Other                                         0.1%           0.1%           0.1%          0.1%           0.3%

  P&C Market YTM on Fixed Maturities Portfolio       4.51%          4.06%          3.92%         4.35%          3.46%
  P&C Book YTM on Fixed Maturities Portfolio         5.00%          5.02%          5.05%         5.18%          5.23%
  P&C Duration of Fixed Maturities Portfolio*        4.55           4.74           4.64          4.72           4.74
* see note on page SS-1
                                                 Three Months Ended
Net Realized Investment Gains (After Tax)             March 31
                                             ---------------------------
from Continuing Operations                       2005           2004
                                             ------------   ------------

Gains on Securities Transactions                  $ 22.4         $ 30.8
Impairments                                         (1.0)          (3.0)
Other                                                0.6              -
                                             ------------   ------------
Net Realized Investment Gains                     $ 22.0         $ 27.8
                                            =============   ============

                                                             Safeco Corporation
                                                               Capitalization
                                                                (In Millions)


                                                 03/31/2005      12/31/2004      12/31/2003
                                                 ----------      -----------     ----------

Short-Term Debt
$300 million* back up line of credit (unused)    $ -            $ -             $ -

Long-Term Debt
6.875%, due 7/15/07 (non callable)                     200.0            200.0           200.0
4.20%, due 2/1/08 (non callable)                       200.0            200.0           200.0
4.875%, due 2/1/10 (non callable)                      300.0            300.0           300.0
7.25%, due 9/1/12 (non callable)                       230.0            230.0           375.0
8.072% debentures due 2037                             402.9            402.9           876.3
    (Callable at 104 in 2007)

                                                -------------  ---------------  --------------
Total Debt                                         $ 1,332.9        $ 1,332.9       $ 1,951.3
                                                =============  ===============  ==============
Equity                                             $ 3,989.6        $ 3,920.9       $ 5,023.3
                                                =============  ===============  ==============

Total Capital (Debt + Equity)                      $ 5,322.5        $ 5,253.8       $ 6,974.6
                                                =============  ===============  ==============

Debt to Capital                                        25.0%            25.4%           28.0%
Adjusted Debt** to Capital                             23.5%            23.8%           25.5%
Debt to Equity                                         33.4%            34.0%           38.8%

Debt to Capital (excluding FAS 115)                    25.7%            26.5%           34.1%
Adjusted Debt** to Capital (excluding FAS 115)         24.1%            24.9%           31.0%
Debt to Equity (excluding FAS 115)                     34.5%            36.0%           51.7%

* $500 million in 2003
** 20% equity credit for 8.072% debentures due 2037

